Exhibit 99.1

Offerpad Receives Notice of Non-Compliance with NYSE Trading Share Price Listing Rule

TEMPE, Ariz. – March 6, 2026 – Offerpad Solutions Inc. (“Offerpad” or the “Company”) (NYSE:OPAD) today announced that it received notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A common stock was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s Class A common stock from the NYSE.

On March 5, 2026, the Company notified the NYSE that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s Class A common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

About Offerpad

Offerpad Solutions Inc. (NYSE: OPAD) is a real estate solutions company focused on giving homeowners more control, flexibility, and choice when buying and selling a home. Offerpad provides Cash Offers, Agent listing services, access to additional cash buyers through marketplace-enabled capabilities, and renovation services that support both internal transactions and third-party partners.

Founded in 2015, the Company combines proprietary technology with local real estate expertise to simplify the home sale process and reduce friction across the transaction lifecycle, helping customers move forward with speed, transparency, and confidence. Learn more at www.offerpad.com.

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Investors & Media

Cortney Read

VP, Investor Relations & Communications

investors@offerpad.com or press@offerpad.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. For example, statements regarding the Company’s intention to consider alternatives to cure the NYSE continued listing requirement deficiency are forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and the other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2026, and the Company’s other reports filed with the SEC. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.